SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A

        For Registration of Certain Classes of Securities
              Pursuant to Section 12(b) or 12(g) of
               the Securities Exchange Act of 1934

                       HSBC Americas, Inc.
      (Exact Name of Registrant as Specified in Its Charter)



          Delaware                           22-1093160
-----------------------------------------------------------------
   (State of Incorporation                (I.R.S. Employer
       or Organization)                  Identification No.)


  One Marine Midland Center,
      Buffalo, New York,                       14203
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 (Address of Principal Executive             (Zip Code)
  offices for both registrants)


If this Form relates to the       If this Form relates to the
registration of a class of        registration of a class of
debt securities and is ef-        debt securities and is to
fective upon filing pursuant      become effective simultan-
to General Instruction            eously with the effective-
A(c)(1) please check the          ness of a concurrent regis-
following box. [X]                tration statement under the
                                  Securities Act of 1933
                                  pursuant to General
                                  Instruction A(c)(2) please
                                  check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class        Name of Each Exchange on Which
    to be so Registered        Each Class is to be Registered
  ------------------------     ------------------------------
  7.00% Subordinated Notes      New York Stock Exchange, Inc.
   due November 1, 2006

Securities to be registered pursuant to Section 12(g) of the Act:

None

                         (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

      The particular terms of the 7.00% Subordinated Notes due November 1, 2006 are described in the Prospectus dated October 24, 1996, included in the Registration Statement on Form S-3 (the "Registration Statement") of HSBC Americas, Inc. (the "Corporation") (File No. 333-05801), as supplemented by the prospectus supplement dated October 29, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and such descriptions are incorporated by reference herein.


Item 2. Exhibits.

      The following exhibits are hereby incorporated by reference from the Registration Statement on Form S-3 (File No. 333-05801) of HSBC Americas, Inc.:

Exhibit No.                 Exhibit Description
-----------                 -------------------

   1(a)      Form of Underwriting Agreement relating to the Debt
             Securities.

   4(a)      Restated Certificate of Incorporation of the
             Corporation, as amended through June 12, 1996, incorporated in the Registration Statement by reference to Exhibit 3(a) to the Corporation's
             Annual Report on Form 10-K for the year ended
             December 31, 1995 (File No. 1-2940).

   4(b)      By-laws of the Corporation, as amended through June
             12, 1996, incorporated in the Registration Statement by reference to Exhibit 3(b) to the Corporation's
             Annual Report on Form 10-k for the year ended
             December 31, 1995 (File No. 1-2940).

   4(c) Form of Senior Indenture, between the Corporation and Bankers Trust Company ("Bankers Trust"), as
             Trustee.

   4(d)      Form of Subordinated Indenture, between the
             Corporation and Bankers Trust, as Trustee.

   5         Opinion of Cleary, Gottlieb, Steen & Hamilton

   12(a) Computation of the Corporation's Consolidated Ratio of Earnings to Fixed Charges (excluding interest on deposits).

   12(b) Computation of the Corporation's Consolidated Ratio of Earnings to Fixed Charges (including interest on deposits).

   12(c) Computation of the Corporation's Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred
             Stock Dividend Requirements (excluding interest on deposits).

   12(d) Computation of the Corporation's Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred
             Stock Dividend Requirements (including interest on deposits).

   21 Subsidiaries of the Corporation. The Corporation's only significant subsidiary, as defined, is Marine
             Midland Bank, a state bank organized under the laws of New York State.

   23(a)     Consent of KPMG Peat Marwick LLP.

   23(b)     Consent of KPMG Peat Marwick LLP.

   23(c)     Consent of Cleary, Gottlieb, Steen & Hamilton
             (included in the opinion filed in the Registration
             Statement as Exhibit 5).

   24        Power of Attorney of certain officers and directors.

   25        From T-1 Statement of Eligibility under the Trust
             Indenture Act of 1939 of Bankers Trust, as Trustee.

                             SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HSBC AMERICAS, INC.



                              By:  /s/ Robert M. Butcher
                                 -----------------------------
                                 Robert M. Butcher
                                 Executive Vice President
                                 and Chief Financial Officer




Date:  August 11, 1998


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